UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2021

CONSTELLATION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38584	26-1741721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street, Suite 200

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (617) 714-0555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 2, 2021, Constellation Pharmaceuticals, Inc., a Delaware corporation (“Constellation”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with MorphoSys AG, a German stock corporation (Aktiengesellschaft) (“MorphoSys”), and MorphoSys Development Inc., a Delaware corporation and an indirect wholly owned subsidiary of MorphoSys (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on June 16, 2021, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of common stock, par value $0.0001 per share, of Constellation, other than any Shares held immediately prior to the Effective Time (as defined in the Merger Agreement) by Constellation (or held in Constellation’s treasury) and any Shares held immediately prior to the Effective Time by MorphoSys, Purchaser or any other direct or indirect wholly owned subsidiary of MorphoSys (the “Excluded Shares”), at a price of $34.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any withholding of taxes.

The Offer expired at one minute after 11:59 p.m., New York City Time, on July 14, 2021. According to Computershare Trust Company, N.A. and Computershare, Inc., the depository for the Offer, 42,811,957 Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 89% of the outstanding Shares. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with all other Shares (if any) beneficially owned by MorphoSys and its affiliates, represent one more Share than 50% of the total number of Shares outstanding at the expiration of the Offer. All conditions to the Offer having been satisfied or waived, MorphoSys and Purchaser accepted for payment all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on July 15, 2021, Purchaser merged with and into Constellation pursuant to Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), with Constellation being the surviving corporation (the “Merger”). At the effective time of the Merger, each Share (other than (i) the Excluded Shares and (ii) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time of the Merger) converted into the right to receive an amount in cash equal to the Offer Price, net to the holder of such Share in cash, without interest and subject to any required withholding of taxes. Also at the effective time of the Merger, each outstanding and unexercised Constellation stock option was cancelled in exchange for the right to receive a cash payment equal to the product of (a) the excess, if any, of the Merger Consideration over the per share exercise price, and (b) the number of shares of Constellation common stock subject to such stock option.

The aggregate consideration paid by Purchaser to acquire the Shares in the Offer and Merger, and settle the Constellation stock options in the Merger, was approximately $1.7 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Constellation with the Securities and Exchange Commission (the “SEC”) on June 2, 2021 and which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, Constellation notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) halt trading in the Shares, (ii) suspend trading of and delist the Shares and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The trading of the Shares was halted following after-hours trading on the evening of July 14, 2021, and Nasdaq will file the Form 25 with the SEC on July 15, 2021. In addition, Constellation intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the effective time of the Merger, each of Mark A. Goldsmith, Jigar Raythatha, James E. Audia, Scott Braunstein, Steven L. Hoerter, Richard Levy, and Elizabeth G. Tréhu resigned from the board of directors of Constellation. These resignations were in connection with the Merger and not as a result of any disagreements between Constellation and the resigning individuals on any matters relating to Constellation’s operations, policies or practices.

In accordance with the Merger Agreement, at the effective time of the Merger, Jigar Raythatha resigned as Chief Executive Officer of Constellation, Emma Reeve resigned as Chief Financial Officer of Constellation, Karen Valentine resigned as Chief Legal Officer and General Counsel of Constellation, Patrick Trojer resigned as Chief Scientific Officer of Constellation, and Jeffrey Humphrey resigned as Chief Medical Officer of Constellation.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the director and officer of Purchaser as of immediately prior to the effective time of the Merger became the director and officer of Constellation. Kathleen Warnecke assumed the role of director and Lara Smith-Weber assumed the roles of President, Secretary and Treasurer. Information regarding Ms. Warnecke and Ms. Smith-Weber is contained in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, filed by MorphoSys and Purchaser with the SEC on June 16, 2021, which information is incorporated herein by reference.

Effective as of July 14, 2021 the compensation committee of the board of directors of Constellation supplemented the definition of “Good Reason” under Constellation’s Amended and Restated Change in Control Severance Plan to add to such definition a material diminution in target annual cash bonus opportunity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Constellation’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 2, 2021, among Constellation Pharmaceuticals, Inc., MorphoSys AG, and MorphoSys Development Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Constellation Pharmaceuticals, Inc. on June 2, 2021)*

3.1	Amended and Restated Certificate of Incorporation of Constellation Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Constellation Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Constellation hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Constellation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021

CONSTELLATION PHARMACEUTICALS, INC.

By:	/s/ Lara Smith-Weber
Name:	Lara Smith-Weber
Title:	President, Secretary, Treasurer